UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2007

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

10 Derby Square
Salem, Massachusetts 01970

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Entry Into a Material Definitive Agreement.

(e) At the Annual Meeting of Stockholders of Atlantic Tele-Network, Inc. (the “Company”) held on May 24, 2007, the Company’s stockholders approved an amendment to the Company’s 1998 Stock Option Plan (the “Plan”) to (i) increase the number of shares available under the Plan by 300,000 shares, (ii) prohibit the granting of options at an exercise price below fair market value and (iii) prevent deferred delivery of shares following the exercise of options granted under the Plan.

The amendments to the Plan were previously adopted by the Company’s Board of Directors, subject to the approval of stockholders, and became effective with stockholder approval on May 24, 2007.

A more complete description of the key terms of the Plan can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2007, which description is incorporated herein by reference. The description of the Plan is qualified in its entirety by reference to the text of the Plan, a copy of which is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Atlantic Tele-Network, Inc. 1998 Stock Option Plan (incorporated by reference to Appendix A to Atlantic Tele-Network, Inc.’s Proxy Statement on Schedule 14A filed on April 30, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

By:	/s/ Justin D. Benincasa
Justin D. Benincasa Chief Financial Officer

Dated:  May 31, 2007

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Atlantic Tele-Network, Inc. 1998 Stock Option Plan (incorporated by reference to Appendix A to Atlantic Tele-Network, Inc.’s Proxy Statement on Schedule 14A filed on April 30, 2007).

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